McKESSON

Supply Agreement

Execution Copy

CUSTOMER	Medavail Pharmacy, Inc.	
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NOTICE ADDRESSES

Customer
Medavail Pharmacy, Inc.
4720 E. Cotton Gin Loop, Ste. 100
Phoenix, AZ 85040
Attention: Legal

McKesson
McKesson Corporation
6555 N State Hwy 161
Building A, 3rd Floor
Irving, TX 75039
Attention: Director, Proposal & Contract Development and Counsel, ISMC Legal

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date written below and the persons signing warrant that they are duly authorized to sign for and on behalf of the respective parties.

Medavail Pharmacy Inc. DocuSigned by:

McKesson Corporation DocuSigned by:

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Terms and Conditions

1. **Term**. The twelve month period from the Effective Date, and each twelve month period from each anniversary thereof, constitutes a "**Contract Year**."

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15. **Confidentiality**. Except with the prior written consent of the other party, neither Customer nor McKesson may disclose or use any Confidential Information, in any manner or for any purpose, including, without limitation, use in advertising or for promotional materials, provided that each party may disclose the terms of this Agreement to its officers, directors, employees, attorneys and accountants with a [redacted] **Confidential Information** [redacted] non-public information that is marked confidential or which the receiving party should reasonably know to be confidential, and (b) the terms of this Agreement. Confidential Information will not include: (i) information lawfully obtained or created by the receiving party independently of the disclosing party's Confidential Information without breach of any obligation of confidence, (ii) information that enters the public domain without breach of any obligation of confidence, or (iii) information which the party is required to divulge pursuant to process of any judicial or governmental body of competent jurisdiction, provided that notice of receipt of such process is given to the other party. [redacted]

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20. **Assignment**. Customer may not assign all or any part of this Agreement without McKesson's prior written consent and any attempt to do so without such consent will be null and of no effect. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns.

21. **Governing Law**. This Agreement will be construed in accordance with the laws of the State of Delaware without regard to the rules regarding conflict of laws.

22. **Force Majeure**. Except for the obligation to pay money, a party will not be liable for any failure or delay in performance caused by fires, shortage of materials or transportation, government acts, acts of terrorism, or any other matters beyond the party's reasonable control, and such failure or delay will not constitute a breach of this Agreement.

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25. **No Conflict**. Customer represents and warrants that its execution and performance of this Agreement does not and will not conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or require any consent under any agreement between Customer and any other party. [redacted]

27. **Notices**. All notices will reference this Agreement, be in writing and be effective: (i) three (3) days after sending if sent by United States mail certified with postage prepaid, return receipt requested, (ii) the next business day if sent by national overnight courier with delivery charges prepaid, or (iii) upon receipt when delivered in person to the party to which it is given, at the address of such party set forth in the Agreement.

28. **Miscellaneous**. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements, understandings and representations, with the exception of any promissory note, security agreement, or other credit or financially related document(s) executed by Customer and McKesson, whenever executed. Each provision of this Agreement will be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Agreement. The failure of any party to enforce at any time any provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provision. All rights and remedies of the parties hereunder are cumulative and not exclusive. For all purposes hereunder, Customer and McKesson will remain independent contractors. This Agreement may be executed in any number of counterparts, each of which will be deemed an original instrument, but together will constitute one agreement. Except as otherwise provided herein, this Agreement may be modified only by a written document executed by Customer and McKesson. Facsimile or electronic signatures shall be as effective as original signatures for all purposes of this Agreement.